UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2005

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Witmer Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously reported on the Current Report on Form 8-K filed by Neose Technologies, Inc. (the "Company") on August 5, 2005 (the "Prior Form 8-K"), on August 4, 2005, the Company announced that it had implemented a restructuring of operations ("Plan of Restructuring") to enable an enhanced focus on next-generation proteins, to allow for the anticipated transfer of production of proteins and reagents to its collaborative partners and contract manufacturers now that its programs are more mature, and to reduce cash burn.

In the Prior Form 8-K the Company reported that it expected to incur cash restructuring costs related to personnel of approximately $1.8 million, including severance costs and the costs of short and long term retention packages offered to employees. In connection with the Plan of Restructuring, the Company committed to make payments of $867,000 related to employee severance and up to $763,000 related to short and long term retention packages offered to employees. In addition, the Company expects to record during the three months ended December 31, 2005 a charge of $152,000 related to the closure of our leased facility in San Diego, California, which charge will be reflected in restructuring charges on the Company's statement of operations. Of the $867,000 of employee severance payments, $815,000 was accrued as of September 30, 2005 and included in restructuring charges on the Company's statements of operations for the three and nine months ended September 30, 2005. The Company expects to include the remaining $52,000, which was contingent upon continued employment by certain employees of at least 60 days following their date of termination, in restructuring charges during the three months ended December 31, 2005. Of the $763,000 related to employee retention, $317,000 was accrued as of September 30, 2005 and included in research and development and general and administrative expenses on the Company's statements of operations for the three and nine months ended September 30, 2005. The Company expects to include up to $271,000, $127,000, and $48,000 in research and development and general and administrative expenses during the three months ending December 31, 2005, March 31, 2006, and June 30, 2006, respectively.

Item 2.06 Material Impairments.

At the time the Prior Form 8-K was filed, the Company was not able to estimate the amounts of non-cash property and equipment impairment charges expected to be recorded in relation ot the Plan of Restructuring. Based on its analysis to date, the Company has determined that non-cash property and equipment impairment charges amount to $13,187,000. These charges have been recorded in the Company's financial statements for the quarter ended September 30, 2005.

Neose “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report on Form 8-K regarding the Company’s business that are not historical facts, including, but not limited to, statements regarding the restructuring and the timing and amount of restructuring charges, write-downs and impairment charges that the Company expects to incur in connection with the restructuring, are “forward-looking statements” that involve risks and uncertainties, including without limitation the risk that the Company will incur unexpected charges or will have unexpected expenditures related to the restructuring upon the completion of further analysis with respect to the restructuring generally and the Company’s assets specifically . For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section of Neose’s Annual Report on Form 10-K for the year ended December 31, 2004, entitled “Factors Affecting the Company’s Prospects” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

November 2, 2005	By:	A. Brian Davis

Name: A. Brian Davis
Title: Senior Vice President and Chief Financial Officer